FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA
     DEC 03 1998

No. C13059-98

       DEAN HELLER
DEAN HELLER SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT

                      TO THE ARTICLES OF INCORPORATION OF

                            GOLDKING RESOURCES INC.


The undersigned certify that, pursuant to the provisions of the Nevada Revised Statues, GOLDKING RESOURCES INC., a Nevada corporation, adopted the following resolutions to amend its articles of incorporation:

1. All of the directors consented in writing to the following resolution dated November 20, 1998:

       RESOLVED that the secretary of the Company is directed to obtain from the stockholders owning at least a majority of the voting power of the outstanding stock of the Company their written consent to the amendment of article one of the articles of incorporation to change the name of the Company from GOLDKING RESOURCES INC. to BILLSERV.COM, INC.

2. A majority of the stockholders holding ninety-one percent of the common shares outstanding of Goldking Resources Inc. consented in writing to the following resolution dated November 20, 1998:

       RESOLVED that article one of the Company's articles of incorporation be amended as follows:

       ARTICLE ONE.          [NAME]     The name of the corporation is:
                             BILLSERV.COM, INC.

The undersigned president and secretary of GOLDKING RESOURCES INC., a Nevada corporation, signed below on November 26, 1998.

                                   GOLDKING RESOURCES INC.


                                      /s/ ADAM SMITH
                                   Adam Smith, President


                                     /s/ MARY M. HETHEY
                                   Mary M. Hethey, Secretary

Province of
British Columbia

On November 26, 1998, before me, the undersigned notary public, personally appeared ADAM SMITH, PRESIDENT, and MARY M. HETHEY, SECRETARY, known to be the persons described in and who executed the foregoing instrument and who acknowledged to me that they executed it voluntarily for the purposes described.

I have set my hand and affixed my official seal on November 26, 1998.


                                   /s/ SUSAN JEFFS
                                   Notary Public
                                   Residing in   BRITISH COLUMBIA

My commission expires: ON DEATH

                                              SUSAN JEFFS
                                         Barrister & Solicitor
                                   Suite 420, 1090 West Pender Street
                                         Vancouver, B.C. V6E 2N7
                                           Tel: (604) 664-0525

Province of
British Columbia


On November 26, 1998, before me, the undersigned notary public, personally appeared MARY M. HETHEY, SECRETARY, known to be the persons described in and who executed the foregoing instrument and who acknowledged to me that they executed it voluntarily for the purposes described.

I have set my hand and affixed my official seal on November 26th, 1998.



                                   /s/  SUSAN JEFFS
                                   Notary Public
                                   Residing in    VANCOUVER, BC

                                                      SUSAN JEFFS
                                                 Barrister & Solicitor
                                           Suite 420, 1090 West Pender Street
                                                Vancouver, B.C. V6E 2N7
                                                  Tel: (604) 664-0525

My commission expires:  ON DEATH

       STATE OF NEVADA
     Secretary of State

I hereby certify that this is a
true and complete copy of
the document as filed in this
office.

       DEC 04 '98


       DEAN HELLER
    Secretary of State

By  MARY MH